EXHIBIT 10F


                   1997 AMENDED AND RESTATED
              CHIQUITA BRANDS INTERNATIONAL, INC.
                   DEFERRED COMPENSATION PLAN
                (CONFORMED TO INCLUDE AMENDMENTS
               EFFECTIVE THROUGH JANUARY 1,  2001)

1.   ESTABLISHMENT AND PURPOSE

     1.1 Effective January 1, 1997, Chiquita Brands International, Inc., a New Jersey corporation, adopts this 1997 Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan to enable eligible Associates of the Company and certain of its subsidiaries and affiliates to elect deferral of payment of their compensation.

     1.2 A Participant's deferral shall be governed by the Plan that was in effect at the time the deferral is made, provided that the Administrator may make certain administrative changes including the timing of payments pursuant to Article 10 and any other amendments permitted by Section 15.4.

2.   PLAN OBJECTIVES

     2.1 The purpose of this Plan is to allow Participants to achieve the following objectives:

          (a)  Accumulate income for retirement; and

          (b)  Provide opportunity for financial growth.

3.   DEFINITIONS

     When used in this Plan, the following words and phrases shall have the following meanings:

     3.1  ACCOUNT   means   the   record  maintained   for   each
          Participant to which all deferrals, investment indices and distributions are credited and debited for each Plan Year.

     3.2 ADMINISTRATOR means the Employee Benefits Committee appointed by the Company's Board of Directors.

     3.3  ANNUAL   BONUS   means   the  annual   lump-sum   Total
          Compensation Review Bonus Award made in addition to a Participant's Base Salary.

     3.4  ASSOCIATE means an employee of the Company.

     3.5 BASE SALARY means base pay, excluding any bonuses, commissions and other extraordinary payments.


     3.6  COMPANY  means Chiquita Brands International, Inc.  and
          (unless   the   context   indicates   otherwise)    its
          subsidiaries and affiliates which have not adopted a separate deferred compensation plan.

     3.7 COMPENSATION means the Base Salary earned for services rendered during a given Plan Year and the Annual Bonus earned but not determinable or paid until the following
          Plan Year.

     3.8 DISABLED AND DISABILITY mean that a Participant, as a result of accident or illness, is physically, mentally or emotionally unable to perform the duties for which the Participant is employed, and in the Administrator's opinion is likely to remain so Disabled for at least one year. The Administrator shall make all determinations as to whether a Participant is Disabled and shall use such evidence, including independent medical reports and data, as the Administrator deems necessary and desirable.

     3.9 EXCESS 401(K) DEFERRAL means the excess, if any, of (i) the amount a Qualified Participant elects to defer under the Savings Plan, over (ii) the limitations (as adjusted) on deferrals contained in Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986, as amended.

     3.10 EXPIRATION DATE means, with respect to each annual deferral under Section 7.1, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation pursuant to Section 8.1, or (ii) the last day of the year during which a Participant dies, becomes Disabled or terminates employment with the Company.

     3.11 MATCHING CONTRIBUTIONS means, with respect to each Qualified Participant in a Plan Year, Company contributions to the Plan, in respect of the Participant's contributions under Section 7.1, equal to the difference, if any, between the following two amounts: (i) the total of the Basic Matching Contribution and Discretionary Matching Contribution (the "Contributions") such Participant would have received for such Plan Year under the Savings Plan, up to the 6% limit imposed by the Savings Plan, if such Contributions were determined without respect to cumulative annual Base Salary without applying the limitations on compensation and contributions in Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986, as amended, and (ii) the actual Contributions on behalf of such Participant under the Savings Plan for that Plan Year.

     3.12 PARTICIPANT   means   an  officer   or   other   highly
          compensated  Associate who is selected or  entitled  to
          participate  and  participates  in  the  Plan   for   a
          designated Plan Year.

     3.13 PLAN  means  this  1997 Amended and  Restated  Chiquita
          Brands International, Inc. Deferred Compensation Plan, as it may be amended from time to time.

     3.14 PLAN YEAR means the calendar year, January 1 through December 31.

     3.15 SAVINGS  PLAN means the Chiquita Savings and Investment
          Plan.

     3.16 QUALIFIED PARTICIPANT means a Participant whose Base Salary exceeds the limitation on compensation in
          Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, who elects to defer Excess 401(k) Deferrals under this Plan, and participates in the Savings Plan for the entire year and does not change his or her percentage of compensation contributed to the Savings Plan for the entire Plan Year.

4.   ELIGIBILITY

     4.1 Officers and other highly compensated Associates of the Company will be eligible to become Participants in the Plan either through annual invitation by the President of the Company or through an employment agreement approved by the President.

5.   PARTICIPATION

     5.1 A Participant elects to participate in the Plan by delivering to the Administrator, before the beginning of each Plan Year, a properly completed enrollment form.

     5.2 The enrollment form shall conform to the terms and conditions of the Plan.

6.   DEFERRED COMPENSATION ACCOUNT

     6.1 Each Plan Year a deferred compensation Account will be established for each Participant.

     6.2 All Compensation deferred by the Participant (including all Excess 401(k) Deferrals), all increases in the value of the Account resulting from the application of the appropriate Interest Index, all other amounts credited to the Account pursuant to this Plan and all distributions from the Account to the Participant or the Participant's beneficiary(ies) or estate shall be reflected in the Account.

     6.3  All Accounts shall be maintained by the Administrator.

7.   DEFERRAL SOURCES AND MATCHING CONTRIBUTIONS

     7.1 At the time of enrollment as provided in Section 5.1, a Participant may elect to defer a percentage of Base Salary and, if the Participant is a Qualified Participant, Excess 401(k) Deferrals, for services rendered in the next Plan Year. In the fourth quarter of each Plan Year, a Participant also may elect to defer a percentage or flat dollar amount of his Annual Bonus that is not yet determined, but that is scheduled to be paid in the following Plan Year.


     7.2 Any Base Salary deferral must be at least 10% of Base Salary. Any Annual Bonus deferral must be at least 20% of each Annual Bonus or $10,000, whichever is less. The maximum Base Salary deferral must not exceed 80% of Base Salary and the maximum Annual Bonus deferral must not exceed 85% of Annual Bonus.

     7.3 Compensation and Excess 401(k) Deferrals deferred under this Plan shall be credited to the Participant's
          Account on the date such amounts would have otherwise been paid.

     7.4  The  deferral sources and amounts elected for  a  given
          Plan Year are irrevocable.

     7.5 If a Qualified Participant in this Plan has elected to participate in the Savings Plan and has Excess 401(k) Deferrals, the Company will make Matching Contributions for that Participant in accordance with Section 3.11 provided the Participant does not change such Participant's 401(k) contribution rate during the Plan Year. All such Matching Contributions shall be credited to the Participant's Account on the earliest of the last pay day of the respective Plan Year or the Expiration Date.

8.   DEFERRAL TERM

     8.1 At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "Deferral Term"). The Deferral Term for Base Salary or Annual Bonus deferrals must be either five years or ten years or the date on which the Participant dies, becomes Disabled or terminates employment with the Company for any reason. The Deferral Term for all Excess 401(k) Deferrals and Matching Contributions shall always end upon death, Disability or termination of employment for any reason.

     8.2  The  Deferral  Term for deferrals of  Base  Salary  and
          Annual Bonus are not required to be the same.

     8.3  A Deferral Term, once elected, is irrevocable.

     8.4 Should a Participant die, become Disabled or the Participant's employment with the Company be terminated for any reason before the end of a Deferral Term of five or ten years, the date of death, Disability or termination of employment will trigger the end of the Deferral Term.

9.   INTEREST INDICES

     9.1 Amounts deferred under this Plan shall accrue interest from the date which is the midpoint of the calendar quarter in which the deferrals are credited to the Participant's Account until the Expiration Date. Such interest shall be credited to the Account quarterly, at the interest rate specified in the Interest Rate Schedule for the respective Plan Year and Deferral Term elected by the Participant.

10.  PAYMENT FORM AND METHOD

     10.1 All payments from the Plan shall be made in the form of cash.

     10.2 At the time of enrollment for a given Plan Year, a Participant shall elect the method of payment desired upon the Expiration Date of the Deferral Term elected.

     10.3 A Participant may choose either a lump sum or an equal annual installment payment method for any deferrals of Compensation earned during any Plan Year prior to 1996. Only lump sum payments will be available (and installment payments will not be available) for any deferrals of Compensation earned on or after January 1, 1996 and before January 1, 1998. A Participant again may choose either a lump sum or an equal annual installment payment method for any deferrals of Compensation and Annual Bonus earned during any Plan Year beginning on or after January 1, 1998.

     10.4 The payment method elected may be separate for each Deferral Term and from the various deferral sources, for the respective Plan Years.

     10.5 Should a Participant elect annual installments, the Participant must select at the time of enrollment the length of time over which installments are to be received in accordance with Article 12 below.

     10.6       The  payment  method and the  installment  period
          elected  for  deferrals  in  a  given  Plan  Year   are
          irrevocable.

11.  ACCOUNT STATEMENT

     11.1 Account statements will be sent periodically (at least annually) to each Participant until the Participant's
          Account has been completely distributed.

     11.2 The appropriate Interest Rate Schedules will be used for crediting the deferrals accrued pursuant to Section
          9.

12.  ACCOUNT DISTRIBUTION

     12.1 Payment will be made (or in the case of installments, begin) as soon as administratively practicable after the Participant's Account is valued pursuant to Section 9 following the Expiration Date. Prior to the commencement of payments from the Participant's Account, the Account will continue to accrue interest and dividends in accordance with the Participant's investment index election through the Expiration Date. For lump sum payments, no interest or credits will accrue after the Expiration Date. For installment payments, interest will accrue at the prime rate after the Expiration Date. All subsequent installments payments will be made on or about the anniversary date of the initial installment payment until the installment payments are completed

     12.2 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

     12.3 Equal annual installments shall be at least $2,000 per deferral type per year. Installment payments will be made annually over a period not to exceed ten years. The Administrator shall have the right to reduce the length of the installment period to that which provides an equal installment of at least $2,000.

     12.4 The ongoing process of an equal installment distribution shall be as follows:

          12.4.1 The Participant's account shall no longer be valued based on the Graduated Interest Index or the Stock Index.

          12.4.2 Interest shall be credited quarterly throughout the distribution period, based on the Prime Rate as announced by the Federal Reserve Bank of Cleveland as of the first day of each calendar quarter, for both Graduated Interest Index and Stock Index balances.

          12.4.3 The Administrator may accelerate payment of any amount remaining in the Account to the extent that the amounts being paid are not sufficiently large enough to warrant the administrative expense being incurred.

13.  HARDSHIP DISTRIBUTIONS

     13.1 Distribution of payments from a Participant's Account prior to the dates set forth in Section 12.1 shall be made only if the Administrator, after consideration of a written application by the Participant, determines that the Participant has sustained financial hardship. For purposes of Section 13, Participant shall also include a terminated Associate receiving severance payments from the Company.

     13.2 Any hardship distribution shall be withdrawn from the Participant's Account, starting with the most current
          Plan Year, continuing in reverse chronological order.

     13.3 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

14.  BENEFICIARY DESIGNATION

     14.1 A  Participant shall have the right to designate one or
          more   beneficiaries  and  to  change  any  beneficiary
          previously designated.

     14.2 A  Participant  shall  submit his  or  her  beneficiary
          designation    in   writing   using   the   beneficiary
          designation form. The Participant shall deliver the completed form to the Administrator.

     14.3 The   most   recently   dated  and  filed   beneficiary
          designation shall cancel all prior designations.


     14.4 In the event of the Participant's death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiary(ies) or, if no beneficiary, to the estate, according to the provisions of Section 12, as applicable.

15.  GENERAL PROVISIONS

     15.1 PARTICIPANT'S RIGHTS UNSECURED. The right of any Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

     15.2 NON-ASSIGNABILITY. The right to receive payments shall not be transferrable or assignable by a Participant.
          Any attempted assignment or alienation of payments shall be void and of no force or effect.

     15.3 ADMINISTRATION. The Administrator shall have the authority to adopt rules, regulations and procedures for  carrying  out  this  Plan,  and  shall  interpret,
          construe  and  implement  the provisions  of  the  Plan
          according to the laws of the State of Ohio. Any such interpretation by the Administrator shall be final, binding and conclusive.

     15.4 AMENDMENT AND TERMINATION. The Company expressly reserves the sole and exclusive right to amend, modify, or terminate this Plan at any time by action of the Board of Directors of the Company or, to the extent it has delegated such authority, by action of the Employee Benefits Committee. Any amendment, modification, or termination shall be in writing authorized by the Board of Directors or the Employee Benefits Committee, as the case may be, and signed by an officer of the Company. The Company's right of amendment, modification, or termination shall not require the assent, concurrence, or any other action by any subsidiary or affiliate of the Company even though actions by the Company may relate to persons employed by a subsidiary or affiliate. However, no amendment, modification, or termination of this Plan shall adversely affect any Participant's accrued rights arising from any election to defer Compensation made prior to such amendment, modification or termination of the Plan.

     15.5 CONSTRUCTION.   The  singular shall  also  include  the
          plural where appropriate.

     15.6 EMPLOYMENT RIGHTS. This Plan does not constitute a contract of employment and participation in the Plan will not give any Participant the right to be retained in the employ of the Company.

     15.7 ANNUAL BONUS RIGHTS. This Plan does not confer the right for a Participant to receive an Annual Bonus.

     15.8 COMPLETE DOCUMENT. This document and the Participant enrollment and designation of beneficiary forms contain all the terms of this Plan and supersede any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof in any way.